EXHIBIT 99.1
                                                                    ------------

Wednesday, August 1, 2007

Company Press Release

Source: Salisbury Bancorp, Inc.

Salisbury Contact: John F. Perotti - Chairman & CEO
860- 435-9801or jp@salisburybank.com

FOR IMMEDIATE RELEASE

SALISBURY BANCORP, INC. ANNOUNCES SALISBURY BANK AND TRUST COMPANY'S OPENING OF ITS INITIAL FULL SERVICE BRANCH IN NEW YORK STATE

Lakeville,  Connecticut,  August 1,  2007/PRNewswire....Salisbury  Bancorp, Inc.
(the "Company"), (AMEX:SAL) the holding company for Salisbury Bank and Trust Company (the "Bank"), announced today that the Bank opened a full service branch in Dover Plains, New York to serve the Bank's growing customer base in New York State.

John F. Perotti, Chairman and Chief Executive Officer of the Company and the Bank, discussed the significance of the event and noted, "Salisbury has long considered its market to be Northwestern Connecticut, Berkshire County, Massachusetts and proximate communities in New York State. While the Bank has been able to serve its Connecticut and Massachusetts customers through a network of full service offices in those states, until the Bank acquired a branch in New York State it was precluded from establishing branches in New York State. Despite this competitive disadvantage, over the years the Bank developed a loyal customer base in New York State. The opening of the Bank's branch in Dover Plains, New York was facilitated through the acquisition of a small branch in Mount Vernon, New York. Such acquisition was consummated on July 31, 2007 and the branch was simultaneously relocated to Dover Plains. As a result, additional branches in New York State can be established either de novo or by acquisition. We are very pleased that the Bank has positioned itself to respond to competitive opportunities and expand its franchise in New York State as well as Connecticut and Massachusetts."

Richard J. Cantele, Jr., President of the Company and the Bank added, "The completion of our acquisition and relocation of a branch in New York State puts us on a level playing field in that we can offer New York customers the convenience of local branches. The Dover Plains Branch will serve as the platform for our operations in New York State as we look to profitably build our relationships with New York customers through our array of commercial and consumer banking products and through our trust and wealth advisory services division. The ability to expand our base of profitable operations in New York State should benefit our customers and potential customers and serve to build long-term value for our shareholders."

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At the close of business  July 31,  2007,  the Bank  completed  its  acquisition pursuant to a Purchase and Assumption Agreement with New York Community Bank of certain assets and liabilities of a small branch of New York Community Bank located in Mount Vernon, New York. Immediately upon consummation of the branch acquisition, such branch was relocated to Dover Plains, New York, where it opened for business on August 1, 2007.

Salisbury Bancorp, Inc.'s sole subsidiary, Salisbury Bank and Trust Company, is a Connecticut chartered commercial bank. The Company has assets in excess of $440 million and capital in excess of $40 million and serves the communities of northwestern Connecticut and proximate communities in New York and Massachusetts. Salisbury Bank and Trust Company is headquartered in Lakeville, Connecticut and operates full service branches in Canaan, Salisbury, Sharon and Lakeville, Connecticut, as well as South Egremont and Sheffield, Massachusetts and Dover Plains, New York. The Bank offers a full complement of consumer and business banking products and services as well as trust and investment services.

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company's quarterly reports on Form 10-Q and its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in the forward-looking statements.